Exhibit 32.2



                            CERTIFICATION PURSUANT TO

                  18 U.S.C. SECTION 1350AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Millennia Tea Masters, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I Kevin B. Halter, President and Chief Executive Officer of the Company, certify to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002.

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Kevin Halter, Jr.
Kevin Halter, Jr.
Chief Financial  Officer.

October 10, 2003